UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2005

TRANSNATIONAL AUTOMOTIVE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-33149
(Commission File Number)

76-0603927
(IRS Employer Identification No.)

Columbia Tower
701 5th Avenue, Suite 4200
Seattle, WA 98104
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (206) 262-7413

____________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)

Effective March 1, 2006, Transnational Automotive Group, Inc. (the “Company”) accepted the voluntary resignation of Mr. Joseph W. Parker as President. Mr. Parker continues to serve as Chairman of the Board and Chief Executive Officer of the Company.

Effective March 1, 2006, the Company accepted the voluntary resignation of Mr. Daniel C. Goldman as Chief Financial Officer.

(c)	Effective March 1, 2006, Mr. James Buck was appointed President of the Company.

James G. Buck was elected to the Washington State Legislature in 1994, and continues to serve as a state representative from the 24th Legislative District. As a member of the State Legislature, Mr. Buck has served as Natural Resources Committee Chairman, Republican Caucus Chairman and Chairman of the House Republican Campaign Committee. His committee assignments over the years include Children and Family Services, Community Security, Natural Resources, Transportation, Appropriations, Higher Education and The Pacific States Marine Fisheries Commissions.

Effective March 1, 2006, Mr. Harry M. Stokes was appointed Chief Financial Officer of the Company.

Prior to joining the Company, Mr. Stokes served from 2002 as Chief Financial Officer and Vice President of Finance and Administration for the Major Indoor Soccer League, LLC. From 1994-2002, he was the Managing Director of HMS & Associates, a consulting firm representing high net-worth individuals, and privately held organizations, which provided strategic, operational and financial consulting to both start-up and established domestic and international organizations. While in this role, Mr. Stokes assumed interim responsibilities ranging from Chief Financial Officer to President and COO of several client organizations.

Effective March 1, 2006, Mr. Don Durand was appointed Chief Operating Officer of the Company.

Don Durand, a retired Captain with a 12 year career in the military, served as Engineer Officer in both the Canadian and British Armies. He served with distinction in many complex operations around the world both as a peacekeeper and during peace making operations. Following his retirement from the Army, Mr. Durand from November 2003 to June 2005 was co-founder, Director and Chief Operation Officer of 3Plains Corporation, and led the development of the Company’s first product which was adopted by the Federal Aviation Authority. From January 2001 through October 2003, Mr. Durand was Senior Account Executive, Director of Business Development and Senior Product Manager for NGRAIN Corporation and led the team that penetrated the North American Military Simulation Market. He recently sold his 3D simulation training company to join the Company help lead and grow its worldwide operations.

Effective March 1, 2006, Mr. Daniel C. Goldman was appointed Vice President, Business Development of the Company. Mr. Goldman is also a Director and Treasurer of the Company.

There are no family relationships between any of the officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSNATIONAL AUTOMOTIVE GROUP, INC.
(Registrant)

Date: March 28, 2006	/s/ James G. Buck
James G. Buck, President